UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023
Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry’s Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))
Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.025 per share	QUAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective immediately preceding the Annual Meeting (as defined below) on May 22, 2023, the Board of Directors of Quad/Graphics, Inc. (the “Company”) approved an amendment to Section 3.01 of Article III of the Company’s Amended Bylaws to decrease the size of the Board of Directors from ten directors to nine directors.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 22, 2023, the Company held its 2023 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on the following proposals:

•The election of all nine directors to the Company’s Board of Directors for a one-year term to expire at the Company’s 2024 annual meeting of shareholders;
•Approval of an amendment to the Quad/Graphics, Inc. 2020 Omnibus Incentive Plan;
•An advisory vote to approve the compensation of the Company’s named executive officers; and
•An advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

As of the March 16, 2023 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 38,531,707 shares of the Company’s class A common stock were outstanding and eligible to vote with an aggregate 38,531,707 votes; and 13,556,858 shares of the Company’s class B common stock were outstanding and eligible to vote with an aggregate of 135,568,580 votes. Approximately 88.22% of all votes were represented at the Annual Meeting in person or by proxy. The following are the final votes on the matters presented for shareholder consideration at the Annual Meeting:

Election of Directors

The shareholders elected Douglas P. Buth, Beth-Ann Eason, Dr. Kathryn Quadracci Flores, John C. Fowler, Stephen M. Fuller, Christopher B. Harned, J. Joel Quadracci, Jay O. Rothman and John S. Shiely as directors for a one-year term to expire at the Company’s 2024 annual meeting of shareholders. The results of the vote were as follows:

	For		Withheld		Broker Non-Votes
Name	Votes	Percentage(1)	Votes	Percentage	Votes	Percentage(2)
Douglas P. Buth	143,903,687	93.69%	9,685,259	6.31%	—	N/A
Beth-Ann Eason	150,920,554	98.26%	2,668,392	1.74%	—	N/A
Kathryn Quadracci Flores	144,090,297	93.82%	9,498,649	6.18%	—	N/A
John C. Fowler	142,168,358	92.56%	11,420,588	7.44%	—	N/A
Stephen M. Fuller	145,288,250	94.60%	8,300,696	5.40%	—	N/A
Christopher B. Harned	144,125,131	93.84%	9,463,815	6.16%	—	N/A
J. Joel Quadracci	144,557,961	94.12%	9,030,985	5.88%	—	N/A
Jay O. Rothman	144,834,920	94.30%	8,754,026	5.70%	—	N/A
John S. Shiely	141,405,676	92.07%	12,183,270	7.93%	—	N/A

Approval of an Amendment to the Quad/Graphics, Inc. 2020 Omnibus Incentive Plan

The shareholders approved the amendment to the Quad/Graphics, Inc. 2020 Omnibus Incentive Plan. The results of the vote were as follows:

For		Against		Abstain		Broker Non-Votes
Votes	Percentage(1)	Votes	Percentage	Votes	Percentage(2)	Votes	Percentage(2)
145,895,229	95.02%	7,650,036	4.98%	43,681	N/A	—	N/A

Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The shareholders approved the compensation of the Company’s named executive officers. The results of the advisory vote were as follows:

For		Against		Abstain		Broker Non-Votes
Votes	Percentage(1)	Votes	Percentage	Votes	Percentage(2)	Votes	Percentage(2)
149,303,635	97.24%	4,243,486	2.76%	41,825	N/A	—	N/A

Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers

The shareholders expressed a preference that an advisory vote on the compensation of the Company’s named executive officers occur once every three years. The results of the advisory vote were as follows:

One Year		Two Years		Three Years		Abstain		Broker Non-Votes
Votes	Percentage(1)	Votes	Percentage	Votes	Percentage	Votes	Percentage(2)	Votes	Percentage(2)
11,461,800	7.47%	43,450	0.03%	141,999,833	92.50%	83,863	N/A	—	N/A
In accordance with the results of this vote, the Board of Directors determined to implement an advisory shareholder vote to approve the compensation of the Company’s named executive officers once every three years until the next required advisory vote on the frequency of the advisory shareholder vote on the compensation of the Company’s named executive officers, which is scheduled to occur at the Company’s 2029 annual meeting of shareholders.
_______________
(1)Based on a total of all votes received and eligible to be counted as voted on this proposal at the Annual Meeting.
(2)“N/A” means that abstentions and/or broker non-votes do not have any effect on the voting results on this proposal.

Item 9.01.    Financial Statements and Exhibits.

(a)Not applicable.

(b)Not applicable.

(c)Not applicable.

(d)Exhibits. The exhibits listed in the exhibit index below are being filed herewith.

EXHIBIT INDEX

Exhibit
Number

(3.1)    Amendment to the Amended Bylaws of Quad/Graphics, Inc. effective May 22, 2023

(3.2)    Amended Bylaws of Quad/Graphics, Inc., as amended through May 22, 2023

(104)    Cover Page Interactive Data File (embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 25, 2023

QUAD/GRAPHICS, INC.

		By:	/s/ Dana B. Gruen
Dana B. Gruen
General Counsel and Corporate Secretary

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